Exhibit (j)(3)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Aberdeen Street Trust: Fidelity Freedom 2005 Fund, Fidelity Freedom 2015 Fund, Fidelity Freedom 2025 Fund, and Fidelity Freedom 2035 Fund, which is included in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 4, 2003